Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350 ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Robert A. Virtue, President of Virco Mfg. Corporation (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1. the Quarterly Report of the Company on Form 10-Q for the quarter ended July 31, 2006, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 8, 2006	/s/ Robert A. Virtue
Robert A. Virtue
President and Chief Executive Officer of Virco Mfg. Corporation

I, Robert E. Dose, Vice President of Finance of Virco Mfg. Corporation (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1. the Quarterly Report of the Company on Form 10-Q for the quarter ended July 31, 2006, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 8, 2006	/s/ Robert E. Dose
Robert E. Dose
Vice President of Finance of Virco Mfg. Corporation

These certifications accompany the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.
End of Filing